Exhibit 10.5

October 29, 2010

AMENDMENT TO

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENTS

2007 and 2010 Forms of Agreement

RECITALS

WHEREAS Hawker Beechcraft, Inc. (the “Company”) is party to certain (i) 2007 Performance-Vesting Type A Option Agreements, (the “2007 Type A Agreements”) the form of which is attached hereto as Exhibit A, (ii) 2007 Performance-Vesting Type B Option Agreements, (the “2007 Type B Agreements”) the form of which is attached hereto as Exhibit B, (iii) 2007 Time-Vesting Option Agreements, (the “2007 Time-Vesting Agreements”) the form of which is attached hereto as Exhibit C, (iv) 2010 Performance-Vesting Type A Option Agreements, (the “2010 Type A Agreements”) the form of which is attached hereto as Exhibit D, (v) 2010 Performance-Vesting Type B Option Agreements, (the “2010 Type B Agreements”) the form of which is attached hereto as Exhibit E, and (vi) 2010 Time-Vesting Option Agreements, (the “2010 Time-Vesting Agreements”) the form of which is attached hereto as Exhibit F pursuant to which certain employees (the “Option Holders”) of Hawker Beechcraft Corporation (“HBC”) were granted options (“Options”) to purchase shares of common stock, par value $.01, of the Company pursuant to the 2007 Stock Option Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning given thereto in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company, its shareholders and the Option Holders to amend certain terms of each of the 2007 Type A Agreements, the 2007 Type B Agreements, the 2007 Time-Vesting Agreements, the 2010 Type A Agreements, the 2010 Type B Agreements, and the 2010 Time-Vesting Agreements.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree to amend the Option Agreements as follows:

1. Sections 4(b) and 4(c) of each of the option agreements set forth in the Recitals are amended and restated to read as follows:

(b) Non-Competition. By and in consideration of the Company’s entering into this Agreement and granting the Option hereunder, and in further consideration of the Participant’s exposure to the Confidential Information of the Company and its Affiliates, the Participant agrees that the Participant shall not, during the Participant’s Employment with the Company Group and for a period of ninety (90) days thereafter, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided, that in no event shall ownership of one percent (1%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 4(b), so long as the Participant does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a stockholder thereof. For purposes of this paragraph, “Restricted Enterprise” shall mean any Person that is actively engaged in any geographic area in (i) the ownership of a type certificate of, or the design, manufacture, sale, or marketing of, general aviation aircraft of whatever description, including, without limitation, of whatever size, range, engine type, or intended use, or of military trainer aircraft, or the design, manufacture, distribution, sale, or marketing of airframe components for general aviation aircraft or military trainer aircraft, or the provision of line fixed base operations or maintenance, repair, and/or overhaul services for general aviation aircraft or military trainer aircraft or (ii) any other business proposed to be conducted by the Company or any of its subsidiaries in the Company’s business plan as in effect at that time. During the ninety (90) day period immediately following the conclusion of Participant’s Employment with the Company Group, upon request of the Company, the Participant shall notify the Company of the Participant’s then-current employment status.

(c) Non-Solicitation of Employees. During the twenty-four (24) months immediately following the date of termination of the Participant’s Employment, the Participant shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within twelve (12) months prior to the date of such solicitation was, an employee of the Company or any of its Affiliates.

3. Except as set forth herein, all other provisions of the Option Agreements remain unchanged and in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.